UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2026

Trinseo PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36473	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 East Swedesford Road, Suite 301,

Wayne, Pennsylvania 19087

(Address of principal executive offices, including zip code)

(610) 240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on which registered
Ordinary Shares, par value $0.01 per share	TSEOQ	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment No. 1”) amends the Current Report on Form 8-K filed by Trinseo PLC (the “Company”) with the Securities and Exchange Commission (the “SEC”) on June 1, 2026 (the "Original Form 8-K").

The Company is filing this Amendment No. 1 solely to refile Exhibit 10.2 to correct typographical errors in the names of certain guarantors contained in the signature pages thereto. The corrected Exhibit 10.2 is filed with this Amendment No. 1.

Except as described above, this Amendment No. 1 does not modify, update or otherwise amend any disclosures contained in the Original Form 8-K or the other exhibits thereto, and such disclosures remain unchanged. This Amendment No. 1 should be read in conjunction with the Original Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.2+	Senior Secured Super-Priority Debtor-In-Possession HoldCo Credit Agreement, dated as of May 28, 2026, by and among Trinseo PLC, as parent, Trinseo NA Finance LLC, as holdings, Trinseo Luxco Finance SPV S.à r.l. and Trinseo NA Finance SPV LLC, as borrowers, the guarantors party thereto from time to time, the lenders party thereto from time to time, and Alter Domus (US) LLC, as administrative agent and collateral agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Certain of the schedules and attachments to this exhibit have been omitted pursuant to Regulation S-K, Item 601(a)(5). The registrant hereby undertakes to provide further information regarding such omitted materials to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINSEO PLC

	By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Executive Vice President and Chief Financial Officer

Date: June 12, 2026